UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2022

Bogota Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39180	84-3501231
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

819 Teaneck Road, Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 862-0660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 25, 2022, Bogota Financial Corp. (the “Company”), the holding company for Bogota Savings Bank, announced that it has received regulatory approval for the repurchase of up to 292,568 shares of its common stock, which is approximately 5% of its outstanding common stock (excluding shares held by Bogota Financial, MHC), as previously approved by the board of directors of the Company.  This is the Company’s second stock repurchase program.

Shares may be repurchased in open market or private transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

For additional information, reference is made to the Company’s press release dated May 25, 2022, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d) Exhibits.

Exhibit No. Description

99.1	Press release dated May 25, 2022.

104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOGOTA FINANCIAL CORP.

DATE: May 25, 2022	By: /s/ Joseph Coccaro
Joseph Coccaro
President and Chief Executive Officer